EXHIBIT 23.2

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated February 3, 1999, accompanying the 1997 and 1998 financial statements of TVG, Inc., which appears in Professional Detailing, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-3 filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, and to the use of our name as it appears under the caption "Experts".


Philadelphia, Pennsylvania
November 15, 2000